Exhibit 99.1

Core Scientific Announces January 2024 Production and Operations Updates
a.Operated approximately 218,000 owned and hosted bitcoin miners
b.Produced 1,027 self-mined bitcoin and an estimated 354 bitcoin from hosted miners in January
c.Expanded self-mining energized hash rate by 1.7 EH/s with new miner deployments
d.Improved self-mining fleet energy efficiency by five percent, to 26.44 Joules per Terahash (J/TH)

AUSTIN, Texas, Feb. 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ, CORZW, CORZZ) ("Core Scientific" or “the Company”), a leader in bitcoin mining and infrastructure for high-value compute, today released production and operations updates for January 2024.

“Core Scientific produced 13,762 bitcoin in 2023, more than any other listed company in North America and providing strong momentum as we entered into 2024,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “In January we relisted on Nasdaq with a strengthened balance sheet, a pathway to reduce leverage further and a pragmatic growth plan for an additional 72 megawatts of infrastructure at our existing Texas sites this year.”

“Our ongoing deployment of new, more efficient miners in January not only increased our energized hash rate, but also improved our fleet efficiency. Along with multiple additional initiatives well underway, we believe improving our fleet efficiency helps to position us more favorably for the upcoming halving,” Mr. Sullivan added.

Exhibit 99.1

Key Metrics Summary

Metric	January 2024	December 2023
Self-Mining Bitcoin Produced[1]	1,027	1,177
Hosting Bitcoin Produced[2]	354	449
Average Self-Mined Bitcoin Produced/Day	33.1	38.0
Self-Mining Energized Hash rate[3]	18.6	16.9
Hosting Energized Hash rate[4]	6.2	6.3
Total Energized Hash rate	24.8	23.2
Bitcoin Sold	1,114	1,211
Bitcoin Sales Proceeds ($USD)	Appx. $47.8 million	Appx. $51.2 million
Average Self-Mining Fleet Efficiency (J/TH)[5]	26.44	27.94

Data Centers
As of month-end, the Company operated approximately 218,000 bitcoin miners for both self-mining and hosting, representing a total energized hash rate of 24.8 EH/s at its data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.

Self-Mining

Core Scientific produced 1,027 bitcoin in January from its owned fleet of miners. As of month end, the Company operated approximately 167,000 owned bitcoin miners, accounting for approximately 77% of its total number of miners and representing a total energized hash rate of 18.6 EH/s.

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[1] Self-Mining Bitcoin Produced represents bitcoin rewards produced by bitcoin miners owned and operated by Core Scientific
[2] Hosting Bitcoin Produced represents estimated bitcoin rewards produced by hosted customer-owned miners operated by Core Scientific, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements
[3] Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers
[4] Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operating in Core Scientific’s data centers
[5] Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the rated efficiency and capacity of each model of miner operating in Core Scientific’s owned self-mining fleet˙

Exhibit 99.1

Hosting Services

In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 51,000 hosted, customer-owned bitcoin miners, representing approximately 23% of the bitcoin miners operating in the Company’s data centers as of January 31. Customer-owned bitcoin miners produced approximately 354 bitcoin in January, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.

Grid Support
The Company reduced the consumption of power at its data centers on several occasions in January, delivering 18,487 megawatt hours to local grid partners. By supporting the grid in such a fashion, Core Scientific helps grid operators keep power flowing to their customers when temperatures rise and air conditioning use increases, and when temperatures drop and heating use increases. Core Scientific works with utility companies and the communities in which it operates to enhance electrical grid stability.

New Miner Deployments
The Company completed the deployment of 28,400 new Bitmain S19j XP miners procured from Bitmain under a contract announced on September 21, 2023. The new miners are rated to operate at between 141 and 151 Terahash (“TH”) and an average of approximately 22 J/TH, increasing energized hash rate while also helping to improve the efficiency of the Company’s self-mining fleet. Core Scientific expects to deploy an additional 12,600 Bitmain S21 miners by the end of July 2024, representing 2.5 EH/s in energized hash rate and operating at 17.5 J/TH.

Shareholder Inquiries

The following reflects questions received from shareholders regarding Core Scientific’s listing on the Nasdaq Global Select Market on January 24, 2024, with responses and references provided by the Company:

Exhibit 99.1

The Company issued the following securities as part of its emergence and listing:

Security Type	CUSIP No.	Ticker
New Common Stock	21874A 106	CORZ
Tranche 1 Warrants	21874A 114	CORZW
Tranche 2 Warrants	21874A 130	CORZZ
New Convertible Notes	21874A AB2	N/A
New Secured Notes	21874A AA4	N/A
Contingent Value Rights	21874A 122	N/A

Core Scientific published an Emergence Update presentation on January 22, 2024, providing information of interest to shareholders and noteholders. Answers to the following questions can be found below or on the presentation slide numbers referenced below:

No.	Question	Response
1	What is the duration and exercise price of the new warrants?	Tranche 1 warrants: 3 years, $6.71 Tranche 2 warrants: 5 years, $8.72 See slide #20 of January 22, 2024 Emergence Update Slides
2	What is the Company’s capital structure as of the listing date?	See slide #9 of January 22, 2024 Emergence Update Slides
3	How many shares of new stock have been issued?	The Company issued 184,998,580 shares of New Common Stock
4	How do I contact Computershare?	+1-800-564-6253
5	What should I have received if I held my old Core Scientific shares as of the effective date?	See slide #19 and #20 of January 22, 2024 Emergence Update Slides

ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest bitcoin miners and hosting solutions providers for bitcoin mining in North America. Transforming energy into high value compute with superior efficiency at scale, Core Scientific has designed, developed and operated high-power infrastructure for digital asset mining in North America since 2017. The Company’s dedicated technology team develops and delivers a full suite of proprietary hardware and software solutions for infrastructure, energy and fleet management to increase operating efficiency, productivity and capability. Core Scientific’s data centers are located in Georgia, Kentucky, North Carolina, North Dakota and Texas. To learn more, visit http://www.corescientific.com.

Exhibit 99.1

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, the following: risks and uncertainties relating to the Company’s ability to achieve significant cash flows from operations; the effects of the emergence from the Company’s chapter 11 cases on the Company’s liquidity, results of operations and business; the trading price and volatility of the Company’s common stock; the comparability of the Company’s post-emergence financial results to its historical results and the projections filed with the bankruptcy court in the Company’s chapter 11 cases; changes in the Company’s business strategy and performance, including as a result of changes to the Company’s board of directors or management; the possibility that the Company may be unable to achieve its business and strategic goals; the Company’s post-bankruptcy capital structure; attraction and retention of key personnel; the Company’s ability to achieve expected benefits from restructuring activities; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the Company’s ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; the impact of the halving event; actions taken by third parties, including the Company’s creditors and other stakeholders, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could

Exhibit 99.1

differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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